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                                                                     EXHIBIT 5.1

                            [CORESTATES LETTERHEAD]

                                               September 26, 1996

CoreStates Bank, N.A.
Broad and Chestnut Streets
Philadelphia, PA 19107

New Jersey National Bank
370 Scotch Road
Trenton, New Jersey  08560

Ladies and Gentlemen:

        I am Counsel to CoreStates Financial Corp directly or indirectly the owner of all the issued and outstanding common stock of CoreStates Bank, N.A. and New Jersey National Bank (the "Sellers") and have acted as counsel to the Sellers in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") containing a prospectus (the "Prospectus") and form prospectus supplements filed on the date hereof pursuant to the Securities Act of 1933 (the "Act") pertaining to the Certificates (as herein defined).

        The Registration Statement relates to a financing program which involves the sale by the Sellers to independent trusts (each a "Trust") of pools (each a "Mortgage Pool") of home equity mortgage loans (each a "Mortgage Loan"), all monies received on the Mortgage Loans, and certain other property and the offering of up to $800,000,000 of certificates (the "Certificates") from time to time in a series (each a "Series") in amounts and at prices and terms to be set forth in a prospectus supplement substantially in the form contained in the Registration Statement (each a "Prospectus Supplement"). Each Trust will be created pursuant to a pooling and servicing agreement (each a "Pooling and Servicing Agreement") among the Sellers, CoreStates Bank N.A. as master servicer (the "Master Servicer") and a trustee (the "Trustee") in substantially the form filed as an exhibit to the Registration Statement.
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CoreStates Bank, N.A.
New Jersey National Bank
September 26, 1996
Page 2

        I am familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Certificates and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for purposes of this opinion.

        Based on the foregoing it is my opinion that when:

        (1) the Registration Statement shall become effective under the Act.

        (2) the Certificates shall be offered pursuant to the combined Prospectus and related Supplemental Prospectus.

        (3) a Pooling and Servicing Agreement shall be duly executed with respect to the Certificates and delivered by the parties thereto.

        (4) the Certificates shall have been duly issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement and delivered by the Sellers in accordance with an underwriting agreement in substantially the form filed as an exhibit to the Registration Statement among the Sellers, the Master Servicer and the underwriters named therein (an "Underwriting Agreement"), and

        (5) the Sellers have received the agreed purchase price for the Certificates in accordance with the Underwriting Agreement.

the particular Series of Certificates will be legally issued, fully paid and nonassessable, and will be entitled to the benefits of the Pooling and Servicing Agreement for such Series of Certificates.

        The opinion set forth above is qualified to the extent that the obligations of the Sellers may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability or affecting the enforcement of creditors' rights, and by general equity principles.

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CoreStates Bank, N.A.
New Jersey National Bank
September 26, 1996
Page 3

        This opinion is furnished for use as an Exhibit to the Registration Statement being filed by the Sellers. I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to me in the Registration Statement. By giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under
Section 7 of the Act.

                                Sincerely,

                                /s/ Barbara M. Rothenberg
                                ------------------------------
                                    Barbara M. Rothenberg
                                    Counsel